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[LOGO OF PALEX APPEARS HERE]



1360 Post Oak Blvd., Suite 800                                       EXHIBIT 5.1
Houston, Texas 77056


                                 June 29, 1997

PalEx, Inc.
Suite 800
1360 Post Oak Blvd.
Houston, Texas 77056

Gentlemen:

  You have requested the undersigned's opinion in his capacity as General Counsel of PalEx, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 29, 1998, as the same may be amended or supplemented from time to time (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of the sale of up to 2,568,264 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), which may be offered and sold from time to time by the Selling Stockholders identified in the Registration Statement.

  With respect to the foregoing, the undersigned has examined such documents and questions of law as the undersigned deemed necessary to render the opinions expressed below. Based upon the foregoing, the undersigned is of the opinion that the Common Stock was duly and validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

  The undersigned consents to the use of this opinion as Exhibit 5.1 to the Registration Statement.

  This opinion letter is as of the date hereof, and the undersigned undertakes no obligation, and expressly disclaims any obligation, to advise you of any change in the matters set forth herein. Please note that the opinions expressed herein relate only to the matters specifically set forth, and no opinion is implied or should be inferred as to any other matters.

                                 Sincerely,


                                 By:  /s/ Edward E. Rhyne
                                     --------------------
                                     Edward E. Rhyne
                                     Vice President and General Counsel